Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metawave Communications Corporation:

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 2001, included in Metawave Communications Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Seattle, Washington
May 22, 2001